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Exhibit 23.2

                        INDEPENDENT ACCOUNTANTS CONSENT

We consent to the incorporation by reference in the Registration Statements of Kendle International Inc. on Forms S-8 (File Nos. 333-57577, 333-61780, 333-75479, 333-34261 and 333-108163) of our report dated March 14, 2004 relating to the financial statements of Kendle International Inc. as of and for the year ending December 31, 2003, appearing in this Annual Report on Form 10-K of Kendle International Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 14, 2004